EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Friday, February 1, 2008

Contact:	Tom Cherry, Executive Vice President & CFO

(804) 843-2360

C&F Financial Corporation

Announces Earnings for 2007

West Point, Va., February 1, 2008—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $8.48 million, or $2.68 per share assuming dilution, for the year ended December 31, 2007, compared with net income of $12.13 million, or $3.71 per share assuming dilution, for the year ended December 31, 2006. C&F’s net income for the fourth quarter ended December 31, 2007 was $1.72 million, or 56 cents per share assuming dilution, compared with $2.77 million, or 84 cents per share assuming dilution, for the fourth quarter of 2006.

Net income for 2006 included $728,000, after taxes, attributable to the recovery in May 2006 of past due interest and a reduction in the corporation’s loan loss allowance in connection with the pay-off of previously nonperforming loans of one commercial relationship. Excluding the after-tax effect of this loan pay-off, the corporation’s earnings were $11.40 million, or $3.48 per share assuming dilution, for 2006.

The corporation’s return on average equity and return on average assets were 13.03 percent and 1.13 percent, respectively, for the year ended December 31, 2007, compared to 18.97 percent and 1.75 percent, respectively, for the year ended December 31, 2006 (17.83 percent and 1.64 percent, adjusted to exclude the effect of the commercial loan pay-off). The corporation’s annualized return on average equity and annualized return on average assets were 10.56 percent and 0.88 percent, respectively, for the fourth quarter of 2007, compared to 16.46 percent and 1.55 percent for the fourth quarter of 2006. The decline in these measures resulted from lower earnings in 2007 coupled with asset growth.

C&F FINANCIAL CORPORATION

Friday, February 1, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

“2007 was a challenging year for our industry and for our corporation,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “Lower earnings at our retail banking segment were principally a result of continued margin compression together with the effects of our growth initiatives and an increase in the provision for loan losses. The Federal Reserve Bank’s interest rate cuts, which have immediately reduced our yields on variable rate loans while deposit costs have declined more gradually, and intense competition for both loans and deposits have led to a decline in net interest margin. As I have mentioned throughout 2007, the retail banking segment continues to incur operating expenses associated with opening four new C&F Bank branches within a 15-month time period in 2006 and 2007. While loan quality at the retail bank remains good, the provision for loan losses is coming off historical lows for both the industry and our company. With the slowing of the economy and an increase in loans outstanding, an increase in the provision is prudent.”

“Lower earnings in 2007 at our mortgage banking segment were attributable to a reduction in loan originations and sales as a result of the ongoing effects of lower demand for home mortgage loans resulting from reduced demand in both the new and resale housing markets, the slowing national economy, and the fallout from the subprime and alternative loan issues that are affecting the mortgage industry. While we do originate these types of mortgage loans, all of these loans are underwritten to criteria set by investors who commit to purchasing these loans at the time we enter into rate lock commitments to the borrowers. We do not hold any subprime or alternative mortgage loans in our loans held for investment.”

C&F FINANCIAL CORPORATION

Friday, February 1, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

“Our consumer finance segment has continued to experience strong loan demand in 2007. The declines in quarterly and annual earnings in 2007 were a result of a lower net interest margin, higher overhead expenses associated with the opening of new offices in Towson, Maryland and Nashville, Tennessee and expansion into new markets, and a higher provision for loan losses resulting from an increase in charge-offs.”

“We believe that 2008 will be as challenging as 2007, but we are focused on managing through the issues facing each of our core business segments. We expect that our businesses will be affected by the continued slow down in the housing industry and the economy in general, potential increased unemployment and its inevitable impact on credit quality, and the effect of interest rate cuts by the Federal Reserve. We believe that our diversified business strategy and our strong balance sheet will allow us to continue to invest in and grow our company.”

Retail Banking Segment. Fourth quarter net income for C&F Bank was $801,000 in 2007 compared to $1.42 million in 2006. Net income for the year was $3.84 million in 2007 compared to $6.66 million in 2006 ($5.93 million, adjusted to exclude the effect of the commercial loan pay-off in 2006). The decline in earnings for 2007 included (1) the effects of margin compression and competition for loans and deposits on net interest income, (2) a higher provision for loan losses attributable to loan growth and credit issues resulting from the general slow down in the economy, (3) the effects on operating expenses of the

C&F FINANCIAL CORPORATION

Friday, February 1, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

Peninsula and Richmond branch openings and the operations center relocation, (4) higher operational and administrative personnel costs to support growth, and (5) the recognition of compensation expense, in accordance with accounting principles effective in 2006, related to the corporation’s issuance of stock options and restricted stock.

Mortgage Banking Segment. Fourth quarter net income for C&F Mortgage Corporation was $313,000 in 2007 compared to $580,000 in 2006. Net income for the year was $1.75 million in 2007 compared to $2.34 million in 2006. The decline in earnings for 2007 included the effects of the downturn in the housing market on loan origination volume. C&F Mortgage’s origination volume in 2007 declined 25.90 percent in the fourth quarter and 12.28 percent for the year from the comparable periods of 2006. The decline in originations and loan sales resulted in lower gains on loan sales during 2007. The provision for loan losses increased during the fourth quarter of 2007 as a result of three loans being placed on nonaccrual status. In addition, the mortgage banking segment incurred higher operating expenses in 2007 related to new offices and higher business development costs in order to generate loan production.

Consumer Finance Segment. Fourth quarter net income for C&F Finance Company was $602,000 in 2007 compared to $794,000 in 2006. Net income for the year was $2.74 million in 2007 compared to $3.10 million in 2006. The decline in earnings for 2007 resulted from a decline in net interest margin as a result of an increase in the cost of variable-rate borrowings, an increase in the provision for loan losses resulting from higher net charge-offs and higher loan volume, and an increase in operating expenses to support growth in new and existing markets. The increase in net charge-offs during 2007 was attributable to

C&F FINANCIAL CORPORATION

Friday, February 1, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

an increase in the number of vehicles repossessed in 2007, which was largely a result of a weaker economy, coupled with an increasing average balance per loan originated over the last several years.

About C&F Financial Corporation. C&F Financial Corporation’s stock is listed for trading on The NASDAQ Global Select Market under the symbol CFFI. The stock closed at a price of $29.76 per share on Thursday, January 31, 2008. At December 31, 2007, the book value of the corporation was $21.60 per share, and the corporation declared a dividend of 31 cents per share during the fourth quarter of 2007. The corporation’s market makers include Advest, Inc., Davenport & Company LLC, FTN Financial Securities Corp., McKinnon & Company and Scott & Stringfellow, Inc.

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 21 offices located in Virginia, Maryland, North Carolina, Delaware, Pennsylvania and New Jersey. C&F Finance Company provides automobile loans principally in Virginia, Tennessee, Maryland, North Carolina, Ohio, Kentucky and West Virginia through its offices in Richmond, Roanoke and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

C&F FINANCIAL CORPORATION

Friday, February 1, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

Use of Certain Non-GAAP Financial Measures. In addition to results presented in accordance with United States generally accepted accounting principles (GAAP), this earnings release includes certain non-GAAP financial measures for the year ended December 31, 2006, which are reconciled to their equivalent GAAP financial measures below. Management believes these non-GAAP financial measures for 2006 provide information useful to investors in understanding the corporation’s performance trends and facilitate comparisons with its peers. Specifically, management believes the exclusion from net income of a significant recovery of income recognized in a single accounting period permits a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the corporation’s performance and establishes goals for future periods.

Although the corporation’s management believes the non-GAAP financial measures presented in this earnings release enhance investors’ understandings of its performance, these non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements.

Forward-Looking Statements. The statements contained in this press release that are not historical facts may constitute “forward-looking statements” as defined by the federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate,

C&F FINANCIAL CORPORATION

Friday, February 1, 2008

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

(5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) deposit flows, (8) competition, (9) demand for financial services in the corporation’s market area, (10) technology, (11) reliance on third parties for key services, (12) the real estate market, (13) the corporation’s expansion and technology initiatives, and (14) accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this release.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

Balance Sheets

	12/31/07	12/31/06
Interest-bearing deposits with other banks and federal funds sold	$1,148	$17,010
Investment securities - available for sale at fair value	81,255	67,584
Loans held for sale, net	34,083	53,504
Loans, net:
Retail Banking and Mortgage Banking segments	436,905	394,869
Consumer Finance segment	148,976	122,974
Federal Home Loan Bank stock	4,387	2,093
Total assets	785,596	734,468
Deposits	527,571	532,835
Borrowings	176,047	115,056
Shareholders’ equity	65,224	68,006

Statements of Income

	For The		For The
	Quarter Ended		Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Interest income	$16,735	$15,276	$64,825	$58,582
Interest expense	6,175	5,136	23,378	18,457
Provision for loan losses:
Retail Banking and Mortgage Banking segments	240	—	400	(250)
Consumer Finance segment	2,200	1,400	6,730	4,875
Other operating income:
Gains on sales of loans	3,711	4,385	15,833	17,098
Other	2,761	2,945	10,045	10,289
Other operating expenses:
Salaries and employee benefits	7,789	7,419	30,787	29,007
Other	4,520	4,706	17,584	16,321
Income tax expense	560	1,180	3,344	5,430
Net income	1,723	2,765	8,480	12,129
Earnings per common share - assuming dilution	0.56	0.84	2.68	3.71
Earnings per common share - basic	0.58	0.88	2.79	3.85

Segment Information

	For The		For The
	Quarter Ended		Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Net income - Retail Banking	$801	$1,416	$3,837	$6,657
Net income - Mortgage Banking	313	580	1,754	2,342
Net income - Consumer Finance	602	794	2,743	3,103
Net income - Other and Eliminations	7	(25)	146	27
Mortgage loan originations - Mortgage Banking	169,790	229,150	828,379	944,300
Mortgage loans sold - Mortgage Banking	167,533	230,355	847,800	930,473

Average Balances

	For The		For The
	Quarter Ended		Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Investment securities - available for sale at fair value	$83,250	$68,339	$74,939	$67,281
Loans held for sale	29,064	49,585	34,911	44,558
Loans:
Retail and Mortgage Banking segments	445,049	397,842	419,020	390,474
Consumer Finance segment	161,046	128,578	147,754	120,485
Interest-bearing deposits in other banks and federal funds sold	1,613	7,184	8,479	9,271
Total earning assets	720,022	651,528	685,103	632,069

Time, checking and savings deposits	448,667	423,233	448,269	414,290
Borrowings	167,733	122,210	136,939	120,498
Total interest-bearing liabilities	616,400	545,443	585,208	534,788
Demand deposits	84,121	83,887	84,365	79,472
Shareholders’ equity	65,263	67,204	65,070	63,949

Asset Quality

Retail and Mortgage Banking Segments

	12/31/07	12/31/06
Nonperforming assets*	$1,227	$955
Accruing loans** past due for 90 days or more	$578	$1,629
Total loans**	$441,648	$399,195
Allowance for loan losses	$4,743	$4,326
Nonperforming assets* to loans**	0.28%	0.24%
Allowance for loan losses to loans**	1.07%	1.08%
Allowance for loan losses to nonperforming assets*	386.55%	452.98%

*	Nonperforming assets consist solely of nonaccrual loans for each date presented.
**	Loans exclude Consumer Finance segment loans presented below.

Consumer Finance Segment

	12/31/07	12/31/06
Nonaccrual loans	$1,388	$880
Accruing loans past due for 90 days or more	$—	$8
Total loans	$160,196	$132,864
Allowance for loan losses	$11,220	$9,890
Nonaccrual consumer finance loans to total consumer finance loans	0.87%	0.66%
Allowance for loan losses to total consumer finance loans	7.00%	7.44%

Other Data and Ratios

	As Of and For The Quarter Ended		As Of and For The Twelve Months Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Annualized return on average assets	0.88%	1.55%	1.13%	1.75%
Annualized return on average equity	10.56%	16.46%	13.03%	18.97%
Dividends declared per share	$0.31	$0.31	$1.24	$1.16
Shares purchased	12,500	135	204,520	13,257
Average price of purchased shares	$35.47	$39.72	$41.19	$39.08
Weighted average shares outstanding - assuming dilution	3,082,299	3,280,546	3,161,023	3,273,429
Weighted average shares outstanding - basic	2,987,091	3,158,508	3,039,240	3,151,860
Market value per share at period end	$30.25	$39.75	$30.25	$39.75
Book value per share at period end	$21.60	$21.37	$21.60	$21.37
Price to book value ratio at period end	1.40	1.86	1.40	1.86
Price to earnings ratio at period end (ttm)	11.29	10.71	11.29	10.71

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures

(in thousands, except for per share data)

	(1)	For The Twelve Months Ended
		12/31/07	12/31/06
Net Income and Earnings Per Share
Net income (GAAP)	A	$8,480	$12,129
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)		—	(565)
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)		—	(163)

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B	$8,480	$11,401

Weighted average shares - assuming dilution (GAAP)	C	3,161	3,273
Weighted average shares - basic (GAAP)	D	3,039	3,152

Earnings per share - assuming dilution
GAAP	A/C	$2.68	$3.71
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/C	$2.68	$3.48

Earnings per share - basic
GAAP	A/D	$2.79	$3.85
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/D	$2.79	$3.62

Return on Average Assets
Average assets (GAAP)	E	$748,394	$694,315

Return on average assets
GAAP	A/E	1.13%	1.75%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/E	1.13%	1.64%

Return on Average Equity
Average equity (GAAP)	F	$65,070	$63,949

Return on average equity
GAAP	A/F	13.03%	18.97%
Excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction	B/F	13.03%	17.83%

		For The Twelve Months Ended
	(1)	12/31/07	12/31/06
Retail Banking Segment Net Income
Net income (GAAP)		$3,837	$6,657
Nonaccrual and default interest attributable to loan transaction, net of income taxes (GAAP)		—	(565)
Reduction in loan loss allowance attributable to loan transaction, net of income taxes (GAAP)		—	(163)

Net income, excluding nonaccrual and default interest and reduction in loan loss allowance attributable to loan transaction		$3,837	$5,929

(1)	The letters included in this column are provided to show how the various ratios presented in the Reconciliation of Certain Non-GAAP Financial Measures are calculated.

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